                                                                    EXHIBIT 3.64

                          CERTIFICATE OF INCORPORATION
                                       OF
                                TSI HERALD, INC.

                UNDER SECTION 402 OF THE BUSINESS CORPORATION LAW

                  The undersigned, a natural person over the age of eighteen years, for the purpose of forming a corporation pursuant to the provisions of the Business Corporation Law of the State of New York, does hereby certify that:

                  FIRST: The name of the corporation is TSI Herald, Inc.

                  SECOND: The purpose of Corporation is to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law of the State of New York. The corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

                  THIRD: The office of the Corporation in the State of New York is to be located in the County of New York.

                  FOURTH: The aggregate number of shares of stock which the Corporation shall have authority to issue is Two Hundred Thousand (200,000) shares of common stock, par value $0.10 per share.

                  FIFTH: The Secretary of State of the State of New York is designated as the agent of the Corporation upon whom process against the corporation may be served. The post office address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him is:

                       TSI Herald, Inc.
                       c/o Town Sports International, Inc.
                       888 Seventh Avenue
                       Suite 1801
                       New York, New York 10106
                       Attn:  Alexander A. Alimanestianu

                  SIXTH: The Corporation shall be authorized to indemnify any and all of its directors, officers, employees and agents, and any other person or persons, to the fullest extent permitted under the Business Corporation Law.

                  SEVENTH: The personal liability of any and all of the directors of the Corporation to the Corporation or to its shareholders for damages with respect to any breach of duty as a director shall be eliminated or limited to the fullest extent permitted under the Business Corporation Law, provided that the personal liability of any director shall not be eliminated or limited if a judgment or other final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated Section 719 of the Business Corporation Law.

                  EIGHTH: The by-laws of the Corporation may be amended at any meeting of shareholders by vote of the shareholders holding a majority of all of the outstanding stock entitled to vote, present either in person or by proxy, provided notice of the amendment is included in the notice or waiver of notice of such meeting. The board of directors of the Corporation may from time to time by the vote of a majority of the directors then in office make, adopt, amend, supplement or repeal by-laws (including by-laws adopted by the shareholders of the Corporation), but the shareholders of the Corporation may from time to time specify provisions of the by-laws that may not be amended or repealed by the board of directors of the Corporation.

                  IN WITNESS WHEREOF, the undersigned has executed and acknowledged this Certificate of Incorporation this 23rd day of July, 1992.

                                                  /s/ Richard Pyle
                                                  ------------------------------
                                                  Richard Pyle
                                                  888 Seventh Avenue
                                                  New York, New York 10106

COUNTY OF NEW YORK )
                   :   ss.:
STATE OF NEW YORK  )

                  On this 23rd day of July, 1992 before me personally came Richard Pyle, to me known to be the person described in and who executed the foregoing Certificate of Incorporation, and acknowledged to me that he executed the same.

                                                  /s/ Alexander A. Alimanestianu
                                                  ------------------------------
                                                           Notary Public

                                       3